Exhibit 23(b)

KPMG Peat Marwick LLP (letterhead)
Two Central Park Plaza      Telephone 402-348-1450  Telefax
402-348-0152
Suite 1501
Omaha, NE 68102

233 South 13th Street       Telephone 402-476-1216  Telefax
402-476-1944
Suite 1600
Lincoln, NE  68508-2041



                     ACCOUNTANTS' CONSENT
                     --------------------

The Board of Directors
Valmont Industries, Inc.:


We consent to incorporation by reference in this Registration Statement
(No. 33-21680) on Form S-8, Registration Statement (No. 2-88663) on Form S-8, Registration Statement (No. 333-02785) on Form S-8 and Registration Statement (No. 33-57117) on form S-8 of Valmont Industries, Inc. of our report dated February 16, 1996 relating to the consolidated balance sheet of Valmont Industries, Inc. and subsidiaries as of December 30, 1995 and the related consolidated statements of operations, shareholders' equity and cash flows and related consolidated financial statement schedule for each of the years in the two-year period ended December 30, 1995 which report appears in or is incorporated by reference in the December 28, 1996 Annual Report on Form 10-K of Valmont Industries, Inc.


                                         /s/ KPMG PEAT MARWICK LLP
                                         KPMG PEAT MARWICK LLP


Omaha, Nebraska
March 19, 1997

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